SUBSIDIARIES OF TROY FINANCIAL CORPORATION

Troy Savings Bank
Organized in New York

The Family Owned Insurance Agency, Inc.
Incorporated in New York

The Family Mortgage Banking Co., Inc.
Incorporated in New York

Troy S.B. Real Estate Co., Inc.
Incorporated in New York

The Family Investment Services Co., Inc.
Incorporated in New York

The Family  Advertising Co., Inc.
Incorporated in New York

T.S. Real Property, Inc.
Incorporated in New York

Realty Umbrella, LTD.
Organized in New York

32 Second Street, Inc.
Incorporated in New York

Camel Hill Corporation
Incorporated in New York

507 Heights Corp.
Incorporated in New York

T.S. Capital Corp.
Incorporated in New York

Troy Realty Funding Corp
Incorporated in New York.